Exhibit 99.1

IMMEDIATE RELEASE
Contact:
Ashlee Dunston
Director, Investor Relations and Corporate Communications
adunston@atyrpharma.com

aTyr Pharma Announces Pricing of $75 million Public Offering of Common Stock

SAN DIEGO – September 16, 2021 – aTyr Pharma, Inc. (Nasdaq: LIFE), a clinical stage biotherapeutics company engaged in the discovery and development of innovative medicines based on novel biological pathways, today announced the pricing of an underwritten public offering of 9,375,000 shares of its common stock at a public offering price of $8.00 per share.  The gross proceeds to aTyr from the offering, before deducting the underwriting discounts and commissions and other estimated offering expenses, are expected to be approximately $75.0 million. In addition, aTyr has granted the underwriters a 30-day option to purchase up to an additional 1,406,250 shares of its common stock. All of the shares to be sold in the offering are to be sold by aTyr. The offering is expected to close on or about September 20, 2021, subject to customary closing conditions.

Piper Sandler and RBC Capital Markets are acting as joint book-running managers for the offering. Laidlaw & Company (UK) Ltd. is acting as the lead manager for the offering. Roth Capital Partners LLC is acting as financial advisor.

The offering is being made pursuant effective registration statements, filed by aTyr with the Securities and Exchange Commission ("SEC"). The offering is being made only by means of a written prospectus and prospectus supplement that form a part of the registration statement on Form S-3. An electronic copy of the final prospectus supplement, when available, and accompanying prospectus relating to the offering will be available on the website of the SEC at www.sec.gov. Copies of the final prospectus supplement, when available, and the accompanying prospectus relating to the offering may be obtained by contacting Piper Sandler & Co., Attention: Prospectus Department, 800 Nicollet Mall, J12S03, Minneapolis, Minnesota 55402, by telephone at (800) 747-3924 or by email at prospectus@psc.com; or RBC Capital Markets, LLC, Attention: Equity Syndicate, 200 Vesey Street, 8th Floor, New York, New York 10281, by telephone at (877) 822-4089 or by email at equityprospectus@rbccm.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About aTyr

aTyr is a biotherapeutics company engaged in the discovery and development of innovative medicines based on novel biological pathways. aTyr’s research and development efforts are concentrated on a newly discovered area of biology, the extracellular functionality and signaling pathways of tRNA synthetases. aTyr has built a global intellectual property estate directed to a potential pipeline of protein compositions derived from 20 tRNA synthetase genes and their extracellular targets. aTyr’s primary focus is ATYR1923, a clinical-stage product candidate which binds to the neuropilin-2 receptor and is designed to down-regulate immune engagement in inflammatory lung diseases.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions. We intend these forward-looking statements to be covered by such safe harbor provisions for forward-looking statements and are making this statement for purposes of complying with those safe harbor provisions. These forward-looking statements include statements regarding the timing and completion of the proposed public offering. These forward-looking statements also reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects, as reflected in or suggested by these forward-looking statements, are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. All forward-looking statements are based on estimates and assumptions by our management that, although we believe to be reasonable, are inherently uncertain. Furthermore, actual results may differ materially from those described in these forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the offering, as well as those risks set forth in our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and in our other SEC filings. Except as required by law, we assume no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

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